Exhibit 4.7

Getty Images, Inc.

$628,400,000 10.500% Senior Secured Notes due 2030

ESCROW AND SECURITY AGREEMENT

THIS ESCROW AND SECURITY AGREEMENT (the “Agreement”), dated as of October 21, 2025, is by and among U.S. Bank National Association, a national banking association, as escrow agent and securities intermediary (in such capacities, the “Escrow Agent”), U.S. Bank Trust Company, National Association, as trustee under the Indenture (as defined herein) (in such capacity, the “Trustee”) and Getty Images, Inc. a Delaware corporation (the “Issuer”), a subsidiary of Getty Images Holdings, Inc., a Delaware corporation (the “Parent”). The parties hereto agree that this Agreement constitutes a security agreement and a securities account control agreement, including, without limitation, for purposes of Articles 8 and 9 of the UCC (as defined below).

RECITALS

WHEREAS, pursuant to Sections 4.26 and 5.22(a) of that certain Agreement and Plan of Merger, dated as of January 6, 2025 (the “Merger Agreement”), by and among, inter alios, Parent and Shutterstock, Inc., a Delaware corporation (“Shutterstock”), (i) Parent has represented and warranted that at the closing date of the transactions contemplated therein, Parent will have immediately available funds sufficient for Parent to consummate the Transactions (as defined in the Merger Agreement), including such funds for the Financing Uses (as defined in the Merger Agreement) and (ii) Parent has covenanted that Parent shall, at its sole expense, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to ensure it will have at Closing (as defined in the Merger Agreement) immediately available funds sufficient for the Financing Uses;

WHEREAS, this Agreement is being entered into in connection with that certain Purchase Agreement, dated as of October 6, 2025 (the “Purchase Agreement”), by and among the Issuer, the guarantors listed on Schedule 2 thereto (the “Guarantors”), and J.P. Morgan Securities LLC, as representative of the several initial purchasers named on Schedule 1 thereto (the “Initial Purchasers”) (for the avoidance of doubt, U.S. Bank National Association is not a party to the Purchase Agreement, shall have no duties or obligations thereunder and shall not be deemed to have knowledge of its terms), and in connection with that certain Indenture, dated as of the date hereof (the “Indenture”), by and among the Issuer, the Guarantors and the Trustee, governing the Notes (as defined below);

WHEREAS, pursuant to the terms of the Indenture and the Purchase Agreement, the Issuer is issuing and selling $628,400,000 aggregate principal amount of 10.500% Senior Secured Notes due 2030 (the “Notes”, and such issuance and sale the “Offering”) to the Initial Purchasers, and, pursuant to the terms of the Indenture, the payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior secured basis pursuant to the Guarantees (as defined below) of the Guarantors;

WHEREAS, pursuant to the terms of the Purchase Agreement, concurrently with the closing of the sale of the Notes, the Issuer will deposit (or cause to be deposited) with the Escrow Agent, as hereinafter provided, (a) the net proceeds of the Offering (such net proceeds equivalent to the aggregate proceeds of the offering less any discount to the Initial Purchasers) (the “Net Proceeds”) and (b) a cash amount equal to the difference between the aggregate gross proceeds of the offering less the Net Proceeds (the “Gross-Up Amount”), each into the Escrow Account (as defined below) and each in the form of immediately available funds in U.S. dollars (the Net Proceeds and the Gross-Up Amount collectively, the “Escrow Funds”);

WHEREAS, the Escrow Funds deposited with the Escrow Agent in the Escrow Account, in addition to any other financing arrangements, will be used (a) upon satisfaction of the escrow conditions set forth in Section 3, by the Issuer and/or Parent to fund the Financing Uses and other ancillary transactions to occur in connection therewith, including related fees and expenses, or (b) if the escrow conditions set forth in Section 3 are not satisfied (i) to pay the aggregate Special Mandatory Redemption Price (as defined below) for all outstanding Notes and (ii) if any excess remains, to pay expenses incurred by the Trustee and expenses incurred by the Escrow Agent hereunder;

WHEREAS, pursuant to the terms of the Purchase Agreement, as security for its obligations under the Notes and the Indenture, by this Agreement the Issuer will grant to the Trustee, for the sole and exclusive benefit of the Trustee and the Holders of the Notes, a first-priority security interest in and Lien on the Escrow Account and the Collateral (as defined below);

WHEREAS, the Issuer wishes to appoint U.S. Bank National Association, a national banking association, as Escrow Agent for the Escrow Account, and U.S. Bank National Association is willing to accept such appointment and to act as Escrow Agent for the Escrow Account, in each case upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and Lien described above.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms.

All terms used but not defined herein shall have the meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Acceleration Notice” has the meaning set forth in Section 3(d).

“Agreement” has the meaning set forth in the preamble hereto.

“Business Day” has the meaning set forth in the Indenture.

“Cash Equivalents” has the meaning set forth in the Indenture.

“Collateral” has the meaning set forth in Section 6(a)(v).

“Default” has the meaning set forth in the Indenture.

“Default Amount” has the meaning set forth in Section 3(d).

“Deficient Funds Notice” has the meaning set forth in Section 2(b)(v).

“Eligible Investment” means cash items, U.S. government securities and investments in money market funds that comply with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, that in each case are Cash Equivalents or Investment Grade Securities.

“Entitlement Holder” has the meaning set forth in Section 2(b)(iii).

“Escrow Account” has the meaning set forth in Section 2(b)(i).

“Escrow Agent” has the meaning set forth in the preamble hereto.

“Escrow Funds” has the meaning set forth in the recitals hereto.

“Escrow Redemption Notice” has the meaning set forth in Section 3(b).

“Escrow Release Conditions” has the meaning set forth in Section 3(a).

“Escrow Release Date” has the meaning set forth in Section 3(a).

“Escrowed Property” has the meaning set forth in Section 2(b)(ii).

“Event of Default” has the meaning set forth in the Indenture.

“Fee letter” has the meaning set forth in Section 2(c)(i).

“First Lien Documents” has the meaning set forth in the Indenture.

“Guarantees” has the meaning set forth in the Indenture.

“Gross-Up Amount” has the meaning set forth in the recitals hereto.

“Guarantor” has the meaning set forth in the recitals hereto.

“Holder” has the meaning set forth in the Indenture.

“Indemnified Person” has the meaning set forth in Section 5.

“Indenture” has the meaning set forth in the recitals hereto.

“Initial Purchasers” has the meaning set forth in the recitals hereto.

“Investment Grade Securities” has the meaning set forth in the Indenture.

“Issue Date” means October 21, 2025.

“Issuer” has the meaning set forth in the preamble hereto.

“Lien” has the meaning set forth in the Indenture.

“Mandatory Redemption Event” has the meaning set forth in Section 3(b).

“Merger” means the proposed merger between Parent and Shutterstock pursuant to the Merger Agreement and the Transactions (as defined therein) contemplated thereby.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Net Proceeds” has the meaning set forth in the recitals hereto.

“Notes” has the meaning set forth in the recitals hereto.

“Offering” has the meaning set forth in the recitals hereto.

“Offering Memorandum” means that certain Offering Memorandum relating to the offering of the Notes, dated October 6, 2025.

“Outside Date” means October 6, 2026.

“Parent” has the meaning set forth in the preamble hereto.

“Person” has the meaning set forth in the Indenture.

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Release” has the meaning set forth in Section 3(a).

“Release Request” has the meaning set forth in Section 3(a).

“Representative Officer” means any officer of the Escrow Agent who has direct responsibility for the administration of this Agreement and shall also mean any other officer of the Escrow Agent to whom any matter related to this Agreement is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Required Escrow Amount” means $628,400,000.

“Secured Obligations” has the meaning set forth in Section 6(a)(v).

“Shutterstock” has the meaning set forth in the recitals hereto.

“Special Mandatory Redemption” means the obligation of the Issuer to redeem all of the Notes pursuant to Section 5.8(a) of the Indenture.

“Special Mandatory Redemption Date” means the date specified in an Escrow Redemption Notice to redeem all the Notes that is not more than three (3) Business Days following the date of a Mandatory Redemption Event.

“Special Mandatory Redemption Price” means a price equal to 100% of the initial issue price of the Notes to be redeemed on any Special Mandatory Redemption Date, plus accrued and unpaid interest from the Issue Date, or from the most recent date to which interest has been paid or provided for, to, but not including, the date of such redemption.

“Trustee” has the meaning set forth in the preamble hereto.

“Trustee Instruction” has the meaning set forth in Section 6(f).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2. Escrow Account; Escrow Agent.

(a) Appointment of the Escrow Agent. The Issuer hereby appoints U.S. Bank National Association as Escrow Agent in accordance with the terms and conditions set forth herein, and U.S. Bank National Association hereby accepts such appointment subject to the terms and conditions set forth herein. The Escrow Agent represents that as of the date hereof, it has an office in the United States which satisfies the requirements of clause (1) and (2) of Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”).

(b) Establishment of Escrow Account.

(i) Concurrently with the execution and delivery hereof, (A) the Escrow Agent shall establish a segregated escrow account entitled “Getty Images Escrow Account”, Account Number 296355000 (the “Escrow Account”), which shall not be commingled with any other property, and (B)(x) the Initial Purchasers, at the direction of the Issuer (which direction is hereby given), shall deposit the Net Proceeds, and (y) the Issuer shall deposit the Gross-Up Amount, in each case with the Escrow Agent, for credit to the Escrow Account. The Issuer, the Trustee and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the UCC, including Section 9-305 and Section 8-110 thereof. As permitted by Article 4 of the Hague Convention, the parties hereto agree that the law of the State of New York shall govern the Escrow Account and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as, and shall constitute, an amendment to all account agreements governing the Escrow Account, notwithstanding any provision of the account agreement to the contrary.

(ii) The Escrow Agent shall accept the Escrow Funds and shall hold such funds and the proceeds thereof in the Escrow Account. All amounts so deposited and any interest on, and any dividends, distributions, earnings and other payments or proceeds in respect of, any such deposits or invested amounts, less any amounts or property released pursuant to the terms of this Agreement, shall constitute the “Escrowed Property.” The Escrow Agent shall invest any portion of the Escrowed Property that is cash in any Eligible Investments maturing on or before the Outside Date, as may be directed by the Issuer in writing from time to time. If the Escrow Agent does not receive written directions from the Issuer, the Escrowed Property will remain uninvested in cash. In selecting any Eligible Investments for investment, the Issuer shall determine that the proceeds thereof at maturity or withdrawal, which may occur at any time prior to the Outside Date, when added to the balance of the Escrowed Property without the reinvestment thereof or sale prior to maturity, provide funds to the Escrow Agent in an amount sufficient to pay the Special Mandatory Redemption Price. All such property shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property credited thereto, including the Escrowed Property, shall be under the “control” (within the meaning of Sections 8-106 and 9-106 of the UCC) of the Trustee for the benefit of itself and the Holders of the Notes. All securities or other property underlying any financial assets and which are credited to such Escrow Account shall be registered in the name of the Escrow Agent, or endorsed to the Escrow Agent or in blank.

(iii) The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof, from the sale or liquidation of any Eligible Investment required pursuant to the terms hereof, or any shortfall in the value of the Escrowed Property that might result therefrom. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice. The Escrow Agent agrees, subject to the terms of this Agreement, that the Trustee is the entitlement holder (as defined in Section 8-102(7) of the UCC) (the “entitlement holder”) with respect to the Escrow Account and is entitled to exercise the rights that comprise any financial asset and which is credited to such Escrow Account.

(iv) Notwithstanding anything to the contrary herein, the Escrow Agent shall have no duty to prepare or file any federal or state tax report or return with respect to any funds held pursuant to this Agreement or any income earned thereon, except for the delivery and filing of tax information reporting forms required to be delivered and filed with the Internal Revenue Service and any other reporting required by applicable law. Any interest and other income from investment of the Escrowed Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Issuer, whether or not such income was disbursed during such calendar year. With respect to the preparation, delivery and filing of such required tax information reporting forms and all matters pertaining to the reporting of earnings on funds held under this Agreement, the Escrow Agent shall be entitled to request and receive written instructions from the Issuer, and the Escrow Agent shall be entitled to rely conclusively and without further inquiry on such written instructions. With respect to any other payments made under this Agreement, the Escrow Agent shall not be deemed the payer and shall have no responsibility for performing tax reporting. The Escrow Agent’s function of making such payments is solely ministerial and upon express direction of the parties as provided for in this Agreement. To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrowed Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Account. The Issuer shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was finally adjudicated to have been directly caused by the fraud, gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 2(b)(iv) is in addition to the indemnification provided in Section 5 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

(v) In the event that the Escrowed Property does not equal or exceed the Required Escrow Amount, the Escrow Agent shall notify the Issuer and the Trustee as soon as possible (such notice, the “Deficient Funds Notice”). If a Deficient Funds Notice is issued by the Escrow Agent, then as soon as possible (and prior to the acceleration of the Notes in accordance with the terms of the Indenture), the Issuer shall deposit (or cause to be deposited) with the Escrow Agent in the Escrow Account as additional Escrowed Property an amount of cash in U.S. dollars that would cause the value of the Escrowed Property, when taken together with the Escrowed Property then being held in the Escrow Account at such time, to exceed the Required Escrow Amount.

(c) Escrow Agent Compensation; Expense Reimbursement.

(i) The Issuer shall pay the Escrow Agent fees as separately agreed between the Issuer and the Escrow Agent pursuant to that certain fee letter, dated as of September 12, 2025 (the “Fee Letter”) by and between U.S. Bank Global Corporate Trust and the Issuer.

(ii) Except as set forth in Section 3(b) and Section 3(d), the Escrow Agent shall be paid any such expenses owed to it directly by or on behalf of the Issuer and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (c) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(d) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 60 days’ prior written notice to the Issuer and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records and other documents in the Escrow Agent’s possession relating to the Escrowed Property or this Agreement, in each case to a successor escrow agent mutually approved by the Issuer and the Trustee (which approvals shall not be unreasonably withheld or delayed) and to an account under the control of the Trustee; provided that the “securities intermediary’s jurisdiction” of such successor escrow agent shall be the State of New York for purposes of the UCC, including Section 9-305 and Section 8-110 thereof, and as permitted by Article 4 of the Hague Convention, the law of the State of New York shall govern the Escrow Account and the issues specified in Article 2(1) of the Hague Convention. Such provisions of the immediately preceding sentence shall be an amendment to all account agreements governing the Escrow Account, notwithstanding any provision of such account agreement to the contrary, and (ii) the Issuer, the Trustee and such successor escrow agent entering into this Agreement or any written successor enter into an agreement no less favorable to the interests of the Holders of the Notes and the Trustee than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Issuer and the Trustee, the Escrow Agent may apply at the expense of the Issuer to a court of competent jurisdiction for the appointment of a successor escrow agent. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell all or substantially all of its corporate trust business will automatically become the successor Escrow Agent under this Agreement.

Section 3. Release of Escrowed Property.

(a) If at any time on or prior to the Outside Date, the Issuer delivers to the Escrow Agent and the Trustee an officer’s certificate substantially in the form set forth on Annex I hereto (a “Release Request”) certifying that the following conditions (the “Escrow Release Conditions”) are met or, as applicable, will be met substantially concurrently with or promptly following the release of the Escrowed Property from the Escrow Account (the “Release”; the date of the release, the “Escrow Release Date”):

(1)	the funds held in the Escrow Account will be used to consummate, or in connection with the consummation or financing of, the Merger;

(2)	the Merger will be consummated substantially concurrently with the release of the funds from the Escrow Account;

(3)	no Default or Event of Default (as each such term is defined in the Indenture) has occurred and is continuing or would result from the release of such funds; and

(4)	the Escrowed Property will be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

then the Escrow Agent shall, solely to the extent no Trustee Instruction has been delivered by the Trustee to the Escrow Agent, liquidate all Escrowed Property then held by it and shall pay the Escrowed Property then held by it to or for the account of (and at the direction of) the Issuer as directed and in the manner set forth in the Release Request, in each case by wire transfer of immediately available funds in accordance with the instructions set forth in Schedule A of the Release Request at the time set forth in such Release Request. Upon the Release, the Escrowed Property will be paid out from the Escrow Account in accordance with this Agreement and the Release Request and the Escrow Account will be reduced to zero. If the Release Request is delivered prior to 10:00 a.m. (New York City time) on the Escrow Release Date specified in the Release Request, the Escrow Agent shall make such wire transfer of immediately available funds on the Escrow Release Date. If the Release Request is delivered after 10:00 a.m. (New York City time) on the Escrow Release Date specified in the Release Request, the Escrow Agent shall endeavor to make such wire transfer of immediately available funds on the Escrow Release Date but shall make such wire transfer no later than the immediately following Business Day.

(b) If the Escrow Agent and the Trustee receive a written notice, substantially in the form set forth in Annex II hereto (an “Escrow Redemption Notice”), from the Issuer to the effect that (i) the Merger Agreement has been terminated on or prior to the Outside Date or (ii) that in the reasonable judgment of the Issuer, the Merger will not be consummated on or prior to the Outside Date (each of (i) and (ii) a “Mandatory Redemption Event”), which notice shall set forth the Special Mandatory Redemption Date (which shall be a date that is no later than the third (3rd) Business Day following the Mandatory Redemption Event) and the Special Mandatory Redemption Price, then, solely to the extent no Trustee Instruction has been delivered by the Trustee to the Escrow Agent, the Escrow Agent shall as soon as practicable thereafter liquidate all Escrowed Property then held by it and pay to the Trustee, to the extent of the proceeds of such liquidated Escrowed Property, an amount in cash in U.S. dollars equal to the Special Mandatory Redemption Price (or, if less, all such proceeds) by wire transfer or via internal transfer of immediately available funds in accordance with the instructions set forth in the Escrow Redemption Notice no later than 12:00 p.m. (New York City time) on such Special Mandatory Redemption Date. The Escrow Redemption Notice shall be delivered promptly (and in no event later than one (1) Business Day) following the occurrence of any event specified in subclause (i) or subclause (ii) above.

Concurrently, or as soon as practicable thereafter, with such release to the Trustee, the Escrow Agent shall, solely to the extent no Trustee Instruction has been delivered by the Trustee to the Escrow Agent, to the extent of any excess Escrowed Property remaining after payment of the Special Mandatory Redemption Price:

(i) FIRST, pay, on a pro rata basis, to the Escrow Agent any amount owed at such time, if any, pursuant to Section 5 hereof and to the Trustee for any amounts owed to it pursuant to Section 7.6 of the Indenture; and

(ii) SECOND, pay any remaining amount of such excess Escrowed Property, after indefeasible payment in full of all the obligations under the Indenture, to the Issuer promptly (in such amount and pursuant to such wire instructions as the Issuer shall notify the Escrow Agent in the Escrow Redemption Notice) or as a court of competent jurisdiction may direct, in each case by wire transfer or via internal transfer of immediately available funds in accordance with the instructions and amounts set forth in the Escrow Redemption Notice.

(c) If an Escrow Redemption Notice or an Acceleration Notice delivered pursuant to this Section 3 reveals, or as of 4:00 p.m. (New York City time) on October 6, 2026 it is the case, that the amount of cash in U.S. dollars that constitutes the Escrowed Property in the Escrow Account will be insufficient to pay the Special Mandatory Redemption Price or the Default Amount, as applicable, then no later than 10:00 a.m. (New York City time) on the Special Mandatory Redemption Date (in the case of an Escrow Redemption Notice), the date of the Acceleration Notice (in the case of an Acceleration Notice) or October 7, 2025, as applicable, the Issuer shall deposit (or cause to be deposited) with the Escrow Agent in the Escrow Account as additional Escrowed Property an amount of cash in U.S. dollars that, when taken together with the Escrowed Property then being held in the Escrow Account at such time, will be equal to the Special Mandatory Redemption Price or the Default Amount, as applicable (which, for the avoidance of doubt, will include the amount of accrued and unpaid interest (as specified in the Indenture) due on the Notes). Further to the avoidance of doubt, the Escrow Account will not otherwise (outside of the situation described in this Section 3(c)) be prefunded with cash to pay accrued and unpaid interest on the Notes.

(d) Notwithstanding clauses (a), (b) and (c) above, if the Escrow Agent receives a written notice from the Trustee substantially in the form set forth in Annex III hereto (an “Acceleration Notice”) to the effect that the principal of, and accrued and unpaid interest on, the Notes (collectively, the “Default Amount”) has become immediately due and payable pursuant to Section 6.2 of the Indenture, the Escrow Agent shall liquidate all Escrowed Property then held by it within one (1) Business Day, and shall release to the Trustee for immediate payment to the Holders of the Notes in accordance with Section 6.10 of the Indenture and, to the extent of the proceeds of such liquidated Escrowed Property, an amount of Escrowed Property sufficient to pay the Default Amount (or, if less, all such proceeds). Concurrently with such release to the Trustee, the Escrow Agent shall, to the extent the Escrowed Property exceeds cash equal to the Default Amount:

(i) FIRST, pay, on a pro rata basis, to the Escrow Agent any amount owed at such time, if any, pursuant to Section 2(c) hereof and Section 5 hereof and to the Trustee any amounts owed to it pursuant to Section 7.6 of the Indenture; and

(ii) SECOND, pay any remaining amount of such excess Escrowed Property to the Issuer,

in each case by wire transfer or via internal transfer of immediately available funds in accordance with the instructions and amounts set forth in Schedule A to Annex III hereto.

(e) In the event that (A) a Release Request has not been delivered by the Issuer pursuant to Section 3(a), (B) an Escrow Redemption Notice has not been delivered by the Issuer pursuant to this Section 3(b) and (C) an Acceleration Notice has not been delivered to the Escrow Agent pursuant to Section 3(d), in each case, on or prior to the Outside Date, then the Escrow Agent shall, without the need for direction or instruction from the Issuer or the Trustee, liquidate all Escrowed Property then held by it and pay to the Trustee an amount in cash in U.S. dollars equal to the Special Mandatory Redemption Price on the Special Mandatory Redemption Date (or, if less, all such proceeds) by wire transfer or via internal transfer of immediately available funds in accordance with the instructions set forth in the Escrow Redemption Notice no later than 12:00 p.m. (New York City time) on October 7, 2026 (which is the Business Day following the Outside Date). Concurrently with such release to the Trustee, the Escrow Agent shall, to the extent the Escrowed Property exceeds cash equal to the Special Mandatory Redemption Price:

(i) FIRST, pay, on a pro rata basis, to the Escrow Agent any amount owed at such time, if any, pursuant to Section 2(c) hereof, and Section 5 hereof and to the Trustee any amounts owed to it pursuant to Section 7.6 of the Indenture; and

(ii) SECOND, pay any remaining amount of such excess Escrowed Property to the Issuer,

in each case by wire transfer or via internal transfer of immediately available funds.

Notwithstanding anything contained herein to the contrary and without limiting the other rights of the Trustee hereunder, in no event shall the Escrow Agent (including, without limitation, in its capacity as securities intermediary) accept the direction of any party other than the Trustee following delivery by Trustee to Escrow Agent of a Trustee Instruction.

Section 4. Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent.

The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows:

(a) the Escrow Agent does not represent, warrant or guaranty to the Trustee or the Holders of the Notes from time to time the performance of the Issuer;

(b) the Escrow Agent shall have no responsibility to the Issuer, the Trustee or the Holders of the Notes from time to time as a consequence of performance or nonperformance by the Escrow Agent hereunder, except for any fraud, gross negligence, bad faith or willful misconduct of the Escrow Agent as finally determined by a court of competent jurisdiction;

(c) the Issuer shall remain solely responsible for all aspects of the Issuer’s business and conduct;

(d) the Escrow Agent shall not be obligated to supervise, inspect or inform the Issuer or any third party of any matter referred to above; and

(e) the Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment, upon the advice of, or any opinion of, counsel or upon any certification, instruction, notice, or other writing delivered to it by the Issuer or the Trustee in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed or presented by the proper person, (iii) for any indirect, consequential, punitive, incidental or special damages (including but not limited to loss of profit) regardless of whether the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action or (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians; provided, that such nominees, correspondents, designees, subagents or subcustodians were chosen with due care by the Escrow Agent.

The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Trustee’s and the Holders’ security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties (whether express or implied, and including fiduciary duties) on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Collateral in its possession as it exercises toward its own similar property and which in the reasonable judgment of the Issuer is sufficient, and shall not be deemed to owe any fiduciary duty to the Issuer, the Trustee, the Holders or any other party.

At any time the Escrow Agent may, prior to the delivery by the Trustee of any Trustee Instruction to the Escrow Agent, request in writing an instruction in writing from the Issuer (other than any disbursement pursuant to Section 3) (which such request and instruction shall each also be shared with the Trustee concurrently) and the Escrow Agent may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided that any such proposal or action shall not be in contravention of the terms of the Indenture. The Escrow Agent shall not be liable to the Issuer for acting without the Issuer’s consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least ten (10) Business Days after the Issuer receives the Escrow Agent’s request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Issuer.

The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement, subject to the proposal of a course of action to be taken in lieu of written instructions received from the Issuer or the Trustee, and the reasonable fees and expenses of such counsel shall be paid by the Issuer, and the Escrow Agent shall not be liable for any action taken or omitted in accordance with such advice.

In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refrain from complying with any and all claims, demands or instructions with respect to such funds, securities or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions, which such “ambiguity” and “conflicts” subject to the reasonable commercial judgment of the Escrow Agent acting upon the reasonable advice of counsel. The Escrow Agent shall be entitled to refuse to act until either any such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder outside of such duties performed fraudulently or with gross negligence, bad faith or willful misconduct.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, epidemics, cyberhacking, pandemics, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

Section 5. Indemnity.

The Issuer shall indemnify, hold harmless and defend the Trustee and the Escrow Agent and their respective directors, officers, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising from the Trustee’s or the Escrow Agent’s performance or nonperformance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent, under this Agreement, including enforcement of this Section 5, except to the extent that such liability, expense or claim shall have been caused by the fraud, gross negligence, bad faith or willful misconduct of any such Indemnified Person, as determined by a court of competent jurisdiction in a final and non-appealable judgment. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent and the Trustee, as applicable.

Section 6. Grant of Security Interest; Instructions to Escrow Agent.

(a) It is the intention of the parties hereto that this Agreement create a true escrow, and the Issuer has no ownership of, or rights in, the Escrow Account or the Escrowed Property other than the limited contractual right to receive the Escrowed Property under the circumstances described in Section 3 hereof. Notwithstanding the intention of the parties set forth in the foregoing sentence, this Agreement shall also constitute a security agreement under the UCC and other applicable law. In furtherance of the foregoing, the Issuer hereby irrevocably grants a security interest in and lien on, and pledge, assign, transfer and set over to the Trustee for its own benefit and the benefit of the Holders of the Notes, all of its right, title and interest in:

(i) the Escrow Funds, the Escrowed Property, the Escrow Account, and all “financial assets” (as such term is defined in Section 8-102(a) of the UCC) and other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Eligible Investments held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2;

(ii) all “security entitlements” (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account;

(iii) all claims and rights of whatever nature which the Issuer may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at The Depository Trust Company or any other clearing corporation) or any other “securities intermediary” (as such terms are defined in Section 8-102(a) of the UCC);

(iv) all rights which the Issuer has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of any of the foregoing, together with all books and records, credit files, computer files, programs, printouts and other computer materials and records to the extent related thereto and any “general intangibles” (as defined in Article 9 of the New York UCC) at any time to the extent evidencing or to the extent relating to any of the foregoing; and

(v) all “proceeds” (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing;

(collectively, the “Collateral”), in order to secure payment of the Special Mandatory Redemption Price and all obligations and indebtedness of the Issuer under the Indenture, the Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Issuer under the Indenture or the Notes to the Holders of the Notes or to the Trustee or any predecessor Trustee (collectively, the “Secured Obligations”) until the release of such lien and security interest pursuant to this Section 6. The Escrow Agent hereby acknowledges the Trustee’s security interest and lien as set forth above. Except as set forth in Section 6(i) below, the Issuer shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Issuer’s right, title or interest in the Escrow Account or any Collateral.

(b) The Issuer and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i) maintain the Escrow Account for the sole and exclusive benefit of the Trustee on its own behalf and on behalf of the Holders of the Notes to the extent specifically required herein; treat all property in the Escrow Account as “financial assets” (as defined in Section 8-102(a) of the UCC); take all steps reasonably specified in writing by the Issuer pursuant to this Section 6 to cause the Trustee to enjoy a continuous perfected first-priority security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral; and except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Trustee; and

(ii) promptly notify the Trustee if a Representative Officer of the Escrow Agent receives written notice that any Person other than the Trustee has or purports to have a lien or security interest upon any portion of the Collateral.

In addition to requesting disbursement of amounts held in the Escrow Account pursuant to and in accordance with Section 3, upon an Event of Default and for so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law.

The lien and security interest provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee and the Escrow Agent shall release the security interest hereunder in, any funds disbursed by the Escrow Agent to or for the account of (and at the direction of) the Issuer in accordance with Section 3 of this Agreement. The Escrow Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

(c) Any money collected by the Trustee pursuant to the second to last paragraph of Section 6(b) shall be applied as provided in Section 3(d). Neither the Trustee nor the Escrow Agent shall have any liability for any shortfall in the payment of the Special Mandatory Redemption Price.

(d) The security interest of the Trustee granted pursuant hereto shall at all times be valid, perfected and enforceable as a first-priority security interest. The Issuer will take all steps necessary to maintain the security interest created by this Agreement as a perfected first-priority security interest and will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Trustee and take any other actions that are necessary or desirable, and shall direct the Trustee in writing to take all actions necessary on its part, to perfect, continue the perfection of, or protect the first priority of the Trustee’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement. The Issuer represents and warrants that its legal name is that set forth on the signature pages hereof and it is duly organized and is validly existing as a Delaware corporation and is not incorporated under the laws of any other jurisdiction, and during the term of this Agreement, the Issuer will not change its legal name or jurisdiction of incorporation without giving the Trustee 30 days’ prior written notice. The Issuer also hereby authorizes the Trustee to file any financing or continuation statements with respect to the Collateral in such jurisdictions and filing offices and containing such description of Collateral as are reasonably necessary in order to perfect the security interest granted herein without the Issuer’s signature (to the extent permitted by applicable law), and any such filing is hereby authorized to be made by the Holders of the Notes or their counsel on behalf of the Trustee. The Issuer shall pay all reasonable costs incurred in connection with any of the foregoing, it being understood that the Trustee shall have no duty to determine whether to file or record any document or instrument relating to the Collateral. Notwithstanding the authorizations set forth in clause (b) or this clause (d), neither the Trustee nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder and the Issuer agrees to file or to cause to be filed all such UCC financing statements, including all UCC-1 and/or UCC-3 financing statements, in such jurisdictions and filing offices and containing such description of the Collateral as is necessary in order to perfect the security interest granted herein.

(e) The Issuer hereby appoints the Trustee as attorney-in-fact with full power of substitution to do any act that the Issuer is obligated hereby to do in connection with the Collateral, and the Trustee may, but shall not be obligated to, exercise such rights as the Issuer might exercise with respect to the Collateral and take any action in the Issuer’s name to protect the Trustee’s security interest hereunder.

(f) Notwithstanding anything herein to the contrary, if at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or any other instructions issued by the Trustee directing the disposition of funds in the Escrow Account (any such “entitlement order” or instruction, a “Trustee Instruction”) or otherwise related to the Escrow Account, the Escrow Agent shall comply with any such entitlement order or instructions without further consent by the Issuer or any other person. The Escrow Agent shall notify the Issuer as soon as reasonably practicable upon receipt of any Trustee Instruction. The Trustee authorizes the Escrow Agent to, prior to the delivery by the Trustee to the Escrow Agent of a Trustee Instruction, accept instructions of the Issuer with respect to the Escrow Account (solely to the extent the Issuer is expressly permitted to deliver such instruction hereunder). Notwithstanding anything contained herein to the contrary, in no event shall the Escrow Agent be required to verify the satisfaction of any conditions precedent with respect to the delivery of any Trustee Instruction (including, without limitation, whether any default, Event of Default or similar event has occurred and/or is continuing). In the event of any conflict between an instruction or communication by the Issuer to the Escrow Agent in connection herewith and any Trustee Instruction that has not been expressly cancelled or revoked by the Trustee, the terms of the Trustee Instruction shall govern.

(g) The Escrow Agent represents that the Escrow Agent is a “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the UCC) and that the Escrow Account is a “securities account” (as such term is defined in Section 8-501 of the UCC).

(h) The Issuer hereby represents that the arrangements established under this Section 6 constitute “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) by the Trustee of the Escrow Account. The Escrow Agent and the Issuer have not entered and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Trustee with respect to the Escrow Account as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(i) The Escrow Agent hereby agrees that any security interest in, lien on, or encumbrance, claim or right of setoff against, the Escrow Account or any funds therein that it now has or subsequently obtains shall be subordinate to the security interest of the Trustee in the Escrowed Property in the Escrow Account and any or all funds therein or credited thereto. Except as otherwise set forth herein, the Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein.

Section 7. Termination.

This Agreement and the security interest in the Escrowed Property evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrowed Property in accordance with Section 3 hereof and the advance written consent of the Trustee to the termination hereof; provided, however, that the obligations of the Issuer under Section 2(c) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent. At such time, upon the written request of the Issuer, the Escrow Agent shall deliver to the Issuer all of the Escrowed Property hereunder that has not been disbursed or applied by the Escrow Agent in accordance with the terms of this Agreement and the Indenture. Such delivery shall be without warranty by or recourse to the Escrow Agent in its capacity as such and shall be at the sole expense of the Issuer. Following the termination of this Agreement, the Trustee (i) shall file or authorize the Issuer to file terminations of any financing statements filed in connection with this Agreement and (ii) deliver to the Issuer any other reasonably requested documentation to reflect the release of the Collateral.

Section 8. Security Interest Absolute.

All rights of the Trustee for its own benefit and the benefit of the Holders of the Notes and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

(c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

(d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer in respect of the Secured Obligations or of this Agreement.

Section 9. Miscellaneous.

(a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Issuer hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

(d) Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e) Entire Agreement; Amendments. This Agreement, the Fee Letter and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment to this Agreement is required to be executed by each party hereto. Any consent to any departure by the Issuer from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions (including the provisions relating to amendments) of the Indenture (assuming for such purposes that this Agreement is a Note Document, mutatis mutandis), and neither the Escrow Agent nor the Trustee shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof; provided, for the avoidance of doubt and without limitation, that the parties hereto may amend or supplement this Agreement without the consent of any Holder in order to cure any ambiguity, omission, mistake, defect or inconsistency as determined by the Issuer in good faith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f) Notices. Subject to the second sentence of this paragraph (f), all notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received (i) on the day of delivery; (ii) three (3) Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by email or facsimile to the e-mail address or telephone number set forth below with oral or written confirmation of receipt by the recipient; or (iv) one (1) Business Day following the day timely delivered to a next-day air courier addressed as set forth below. Notices to the Trustee and Escrow Agent shall not be considered received until actually received, except for notice via e-mail transmission, which such notice shall be effective only when the Trustee or Escrow Agent, as recipient, by return e-mail or notice delivered by other method (including oral notice confirmed later in writing or posted mail) acknowledges having received the e-mail:

To the Escrow Agent:

U.S. Bank National Association 60 Livingston Ave
EP-MN-WS3C
St. Paul, MN 55107
Attention: Barbara Nastro
Phone: (212) 361-2525
Email: barbara.nastro@usbank.com

To the Trustee:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
100 Wall Street Suite 600

New York, NY 10005
Attention: Corporate Trust Services; Christopher Grell
Administrator Phone: (212) 951-6990
Email: christopher.grell@usbank.com

To the Issuer:

c/o Getty Images Holdings, Inc.
605 5th Ave South, Ste 400
Seattle, WA 98104
Phone: (206) 925-5000
Attention: Kjelti Kellough, Senior Vice President,
General Counsel & Corporate Secretary
Email: [*]

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West, Floor 30
New York, New York 10001
Phone: +44 20-7519-7600
Attention: Noel K. Hughes
Email: noel.hughes@skadden.com

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 9(f).

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by email, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. All notices, approvals, consents, requests and any communications hereunder must be in writing, provided that any communication sent to the Trustee or the Escrow Agent hereunder that is required to be signed must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign, AdobeSign or such other digital signature provider as specified in writing to the Trustee and this Agreement by the authorized representative of the Issuer.

(h) Choice of Law; Submission to Jurisdiction. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT MAY BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. EACH OF THE ISSUER, THE TRUSTEE AND THE ESCROW AGENT HEREBY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY. THE ISSUER HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THEM AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED. FOR PURPOSES OF THE UCC, NEW YORK SHALL BE THE ESCROW AGENT’S JURISDICTION (INCLUDING WITH RESPECT TO ITS CAPACITY AS SECURITIES INTERMEDIARY).

(i) Representations and Warranties of Issuer. The Issuer hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes their legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Issuer does not violate any applicable law or regulation to which the Issuer is subject and does not require the consent of any governmental or other regulatory body to which the Issuer is subject, except for such consents and approvals as have been obtained and are in full force and effect as of the date hereof. The Issuer is, with respect to the Collateral delivered pursuant to this Agreement, the beneficial owner of such Collateral, free and clear of any Lien or claims of any Person (except for the security interest granted under this Agreement) and is the only “entitlement holder” (as defined in Section 8- 102(a)(7) of the UCC) of the Escrow Account and the “financial assets” (as defined in Section 8- 102(a) of the UCC).

(j) Representations and Warranties of Escrow Agent and the Trustee. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf. The Trustee hereby represents and warrants that the person executing this Agreement is duly authorized to so execute this Agreement, and that this Agreement has been duly executed and delivered on its behalf.

(k) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Issuer or any of its subsidiaries or affiliates. No such pledge, security or debt agreement may be used to interpret this Agreement.

(l) Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Trustee or the Issuer conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(m) Survival of Provisions. All representations, warranties and covenants of the Issuer contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

(n) Patriot Act. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(o) Security Advice. The Issuer acknowledges that regulations of the Comptroller of the Currency grant the Issuer the right to receive brokerage confirmations of the security transactions as they occur. The Issuer specifically waives such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

(p) Call-Back Procedures. Concurrently with the execution of this Agreement, the Issuer shall deliver to the Escrow Agent authorized signers’ forms in the form of Schedule I to this Agreement. Once delivered to the Escrow Agent, Schedule I may be revised, supplemented or rescinded only in writing signed by an authorized representative of the applicable party in the manner set forth therein. Such revisions, supplements or rescissions shall be effective on the next Business Day after delivery thereof (or, if delivered after 2:00 p.m. (New York City time), on the second Business Day after delivery thereof) to the Escrow Agent at its notice address set forth in Section 9(f) (or, if earlier, when countersigned by the Escrow Agent). If a revised Schedule I or a rescission of, or supplement to, an existing Schedule I is delivered to the Escrow Agent by an entity that is a successor-in-interest to the Issuer, such document shall be accompanied by additional documentation reasonably requested by the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the applicable party (which, for the avoidance of doubt, shall be deemed to be satisfactory to the Escrow Agent if in the form of a certificate of merger of the applicable entity). The Issuer agrees that the security procedures set forth in this clause (p) are commercially reasonable. The Issuer understands that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agrees that the Escrow Agent shall not be liable for any loss caused by any such delay, except to the extent that such loss shall have been caused by the fraud, gross negligence or willful misconduct of the Escrow Agent as finally determined by a court of competent jurisdiction.

(q) Escrowed Property Value. Notwithstanding anything to the contrary herein, the Escrowed Property may be used to pay any amounts due hereunder; provided that, after giving effect to any such payments (other than any payments in accordance with Section 3 hereof), the amount available to be immediately withdrawn from the Escrow Account would be equal to or in excess of $661,391,000.

(r) Compliance with Indenture. Notwithstanding anything to the contrary herein, in no event shall this Agreement require or permit any action that would be in contravention of the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent (including, without limitation, in its capacity as securities intermediary)

By:	/s/ Christopher J. Grell
	Name:	Christopher J. Grell
	Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Christopher J. Grell
	Name:	Christopher J. Grell
	Title:	Vice President

[Signature Page to Escrow Agreement]

Getty Images, Inc., as Issuer

By:	/s/ Kjelti Kellough
	Name:	Kjelti Kellough
	Title:	Senior Vice President, General Counsel & Corporate Secretary

[Signature Page to Escrow Agreement]

ANNEX I

FORM OF RELEASE REQUEST

[  ] RELEASE REQUEST

$628,400,000

10.500% SENIOR SECURED NOTES DUE 2030

[●], 202[6]

U.S. Bank National Association, as Escrow Agent
U.S. Bank Trust Company, National Association, as Trustee
Global Corporate Trust Services
100 Wall Street, Suite 600
New York, NY 10005
Attention: Corporate Trust Services;
Administrator Attention: Christopher J. Grell

U.S. Bank Trust Company, National Association, as Trustee
Global Corporate Trust
100 Wall Street, Suite 600
New York, NY 10005
Attention: Corporate Trust Services; Christopher J. Grell

Re: Release Request Officer’s Certificate

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of October 21, 2025 (the “Escrow Agreement”), among you (the “Escrow Agent”), the Trustee under the Indenture (as defined therein) and Getty Images, Inc. (the “Issuer”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).

This Officer’s Certificate constitutes a Release Request under the Escrow Agreement. The Issuer hereby notifies you and certifies to you as follows pursuant to Section 3(a) of the Escrow Agreement:

(1)	the funds held in the Escrow Account will be used to consummate, or in connection with the consummation or financing of, the Merger;

(2)	the Merger will be consummated substantially concurrently with the release of the funds from the Escrow Account;

(3)	no Default or Event of Default (as each such term is defined in the Indenture) has occurred and is continuing or would result from the release of such funds; and

(4)	the Escrowed Property will be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

The Issuer hereby notifies you and certifies to you that the release of the entire amount of funds from the Escrow Account is currently permitted in accordance with Section 3(a) of the Escrow Agreement and requests that you release such amounts on [DATE] as set forth on Schedule A hereto. The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this Release Request.

[Signature page follows]

Annex I-1

Getty Images, Inc., as Issuer

By:
Name:
Title:

[Signature page to Escrow Release Request]

Annex I-2

Schedule A

WIRE INSTRUCTIONS

________________________________________________

Name of Bank:

ABA Number of Bank:

Account Number at Bank:

Name of Account

ANNEX II

FORM OF ESCROW REDEMPTION NOTICE

[ISSUER LETTERHEAD]

10.500% SENIOR SECURED NOTES DUE 2030

[●], 2026

U.S. Bank National Association, as Escrow Agent
U.S. Bank Trust Company, National Association, as Trustee
Global Corporate Trust Services
100 Wall Street, Suite 600
New York, NY 10005
Attention: Corporate Trust Services; Christopher J. Grell
Administrator Attention:

U.S. Bank Trust Company, National Association, as Trustee
Global Corporate Trust Services
100 Wall Street, Suite 600
New York, NY 10005
Attention: Corporate Trust Services; Christopher J. Grell

Re: Escrow Redemption Notice

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of October 21, 2025 (the “Escrow Agreement”), among you (the “Escrow Agent”), the Trustee under the Indenture (as defined therein) and Getty Images, Inc. (the “Issuer”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This notice constitutes an Escrow Redemption Notice under the Escrow Agreement, and the undersigned hereby certifies to you pursuant to Section 3(b) of the Escrow Agreement that (a) the Issuer informs the Escrow Agent in writing that [the Merger Agreement has been terminated on or prior to the Outside Date][, in the reasonable judgment of the Issuer, the Merger will not be consummated on or prior to the Outside Date] and the Special Mandatory Redemption is to occur and (b) the Special Mandatory Redemption Date and Special Mandatory Redemption Price are as follows:

Special Mandatory Redemption Date	[●], 2026
Special Mandatory Redemption Price (excluding Accrued and Unpaid Interest)	$[●] for all outstanding Notes
Accrued and Unpaid Interest	$[●]

Annex II-1

The Issuer hereby requests that you pay to the Trustee the Special Mandatory Redemption Price (or if less, all amounts on deposit in the Escrow Account) in accordance with the instructions set forth below:

U.S. Bank Trust Company, National Association, as Trustee

Proceeds to be delivered	$[●]

U.S. Bank National Association

U.S. Bank N.A.
ABA 091000022

BNF US BANK TFM ESCROW

Beneficiary Account Number:	[*]
Beneficiary Account Address:	[*]
[*]

Ref: 0176269NS/[   ]

The Issuer hereby further requests that, concurrently with the release of the Special Mandatory Redemption Price (or if less, all amounts on deposit in the Escrow Account) to the Trustee pursuant to Section 3(b) of the Escrow Agreement, you release out of any excess Escrowed Property such amounts on [DATE] as set forth on Schedule A hereto.

Annex II-2

The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this notice.

Getty Images, Inc., as Issuer

By:
Name:
Title:

Annex II-3

Schedule A

WIRE INSTRUCTIONS

FIRST, U.S. Bank National Association, as Escrow Agent

Proceeds to be delivered:	$[●]

U.S. Bank National Association

U.S. Bank N.A.
ABA 091000022

BNF US BANK TFM ESCROW

Beneficiary Account Number:  [*]

Ref: [*]

and, [           ] as counsel to the
Trustee and Escrow Agent

Proceeds to be delivered:	$[●]

US Bank

Routing No.

Acct:

Account No:

Swift Code

Ref: File No.

SECOND, [●]

Proceeds to be delivered:	$[●]

Name of Bank:	[●]
ABA Number of Bank:	[●]

Account Number at Bank:

Name of Account:

Reference:

Annex II-4

ANNEX III

FORM OF ACCELERATION NOTICE

[TRUSTEE LETTERHEAD]

10.500% SENIOR SECURED NOTES DUE 2030

[●], 202[6]

U.S. Bank National Association, as Escrow Agent
100 Wall Street, Suite 600
New York, NY 10005
Attention: Christopher J. Grell

Re: Acceleration Notice

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of October 21, 2025 (the “Escrow Agreement”), among you (the “Escrow Agent”), the Trustee under the Indenture (as defined therein) and Getty Images, Inc. (the “Issuer”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This notice constitutes an Acceleration Notice under the Escrow Agreement, and the undersigned hereby certifies to you pursuant to Section 3(d) of the Escrow Agreement that the Default Amount has become immediately due and payable pursuant to Section 6.2 of the Indenture.

The Trustee hereby requests that you liquidate the Escrowed Property and pay to the Trustee for payment to the Holders of the Notes, to the extent of the proceeds of such liquidated Escrowed Property, an amount of U.S. dollars in cash sufficient to pay the Default Amount (or, if less, all such proceeds) pursuant to Section 3(e) of the Escrow Agreement, in accordance with the instructions set forth below:

U.S. Bank Trust Company, National Association, as Trustee

Proceeds to be delivered	$[●]

U.S. Bank National Association

U.S. Bank N.A.
ABA 091000022

BNF US BANK TFM ESCROW

Beneficiary Account Number:	[*]
Beneficiary Account Address:	[*]
[*]

Ref: 0176269NS/[ ]

The Trustee hereby further requests that, concurrently with the release to the Trustee of the amount described above pursuant to Section 3(d) of the Escrow Agreement, you release out of any excess Escrowed Property such amounts on [DATE] as set forth on Schedule A hereto.

Annex III-1

The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this notice.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Name:
Title:

 [Signature Page to Acceleration Notice]

Annex III-2

Schedule A

WIRE INSTRUCTIONS

FIRST, U.S. Bank National Association, as Escrow Agent

Proceeds to be delivered:	$[●]

U.S. Bank National Association

U.S. Bank N.A.
ABA 091000022

BNF US BANK TFM ESCROW

Beneficiary Account Number: [*]

Ref: [*]

and, Thompson Hine LLP as counsel to the
Trustee and Escrow Agent

Proceeds to be delivered:	$[●]

US Bank

Routing No. 101000187

Acct: Stinson LLP

Account No:

Swift Code – [*]

Ref: File No. [*]

Annex III-3

SCHEDULE I

Reference is made to the Escrow Agreement, by and among Getty Images, Inc. (the “Issuer”), U.S. Bank Trust Company, National Association, as Trustee, and US Bank National Association, a national banking association, as escrow agent and securities intermediary (in such capacities the “Escrow Agent”) dated as of October 21, 2025 (the “ Escrow Agreement”). Capitalized terms used herein and not defined shall have the meanings given them in the Escrow Agreement.

1. Designation of Authorized Persons:

1(a)	The Issuer hereby designates each of the persons listed in Part A below as its authorized person(s) (each, an “Authorized Person”) for purposes of the Escrow Agreement, and confirms that the title, contact information and specimen signature of each such Authorized Person as set forth in Part A are true and correct. Each Authorized Person is authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement.

1(b)	The Issuer may, at any time, amend Schedule I by signing and delivering to the Escrow Agent an amended Schedule I. Any such amended Schedule I shall not be effective unless and until the Escrow Agent acknowledges such amendment by countersigning the amended Schedule I. The Escrow Agent shall be entitled to a reasonable time to act to implement any changes on an amended Schedule I.

2.	Authentication Procedures for Escrow Redemption Notice and Release Request

2(a)	The Escrow Agent is authorized to follow and rely upon any Escrow Redemption Notice or Release Request delivered to the Escrow Agent. The Escrow Agent shall have no duty or obligation to verify that the person who signs the Escrow Redemption Notice or Release Request on behalf of the Issuer is, in fact, duly authorized to give instructions on behalf of the Issuer, other than to verify that the name and signature of the person signing the Escrow Redemption Notice or Release Request appears to be the same as the name and signature of an Authorized Person in Part A below. The Issuer acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting an Escrow Redemption Notice or Release Request to the Escrow Agent, and that there may be more secure methods of transmitting an Escrow Redemption Notice or Release Request other than the method selected by the Issuer. The Escrow Agent shall have no responsibility or liability for any losses or damages of any nature that may arise from (i) any action taken or not taken by the Escrow Agent in reliance on an Escrow Redemption Notice or Release Request, (ii) as a result of the Issuer’s reliance upon or use of any particular method of delivering instructions to the Escrow Agent, including the risk of interception of such instruction and misuse by third parties or (iii) any officer or Authorized Person of the Issuer named in an incumbency certificate or Part A below prior to actual receipt by the Escrow Agent of a more current incumbency certificate or an updated Part A and a reasonable time for the Escrow Agent to act upon such updated or more current certificate or Part A.

Sch. I-1

2(b)	The Issuer and the Escrow Agent hereby agree that the following security procedures shall be used to verify the authenticity of an Escrow Redemption Notice or Release Request delivered to the Escrow Agent under the Escrow Agreement:

(i)	The Escrow Redemption Notice or Release Request must include the name and signature of an Authorized Person of the Issuer. The Escrow Agent will check that the name and signature of the person identified on the Escrow Redemption Notice or Release Request appears to be the same as the name and signature of an Authorized Person of the Issuer;

(ii)	The Escrow Agent will make a telephone call to an Authorized Person of the Issuer (which Authorized Person may be the same person as the Authorized Person who signed the Escrow Redemption Notice or Release Request) at any telephone number for such Authorized Person as set forth in Part B in order to obtain oral confirmation of delivery of the Escrow Redemption Notice or Release Request; and

(iii)	If the Escrow Redemption Notice or Release Request is sent to the Escrow Agent by email, the Escrow Agent also shall review such email address to verify that the Escrow Redemption Notice or Release Request appears to have been emailed from an email address for an Authorized Person of the Issuer as set forth in Part A (or from an email address for a person authorized under Part C to email an Escrow Redemption Notice or Release Request to the Escrow Agent on behalf of the Authorized Persons).

2(c)	The Issuer acknowledges and agrees that given the Issuer’s particular circumstances, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, the alternative security procedures offered by the Escrow Agent (e.g., in-person delivery to the Escrow Agent) and the security procedures in general use by other customers and banks similarly situated, the security procedures set forth in this Section 2 are a commercially reasonable method of verifying the authenticity of a payment order in an Escrow Redemption Notice or Release Request.

2(d)	The Escrow Agent is authorized to execute, and the Issuer expressly agrees to be bound by any payment order in an Escrow Redemption Notice or Release Request issued in its name (and associated funds transfer) (i) that is accepted by the Escrow Agent in accordance with the security procedures set forth in this Section 2, whether or not authorized by the Issuer and/or (ii) that is authorized by or on behalf of the Issuer or for which the Issuer is otherwise bound under the law of agency, whether or not the security procedures set forth in this Section 2 were followed, and to debit any relevant account of the Escrow Agent for the amount of the payment order. Any action taken by the Escrow Agent pursuant to this paragraph prior to the Escrow Agent’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment of an Escrow Redemption Notice or Release Request shall not be affected by such notice.

2(e)	The security procedures set forth in this Section 2 are intended to verify the authenticity of a payment order in an Escrow Redemption Notice or a Release Request provided to the Escrow Agent and are not designed to, and do not, detect errors in the transmission or content of any payment order. The Escrow Agent is not responsible for detecting an error in a payment order, regardless of whether any party believes the error was apparent, and the Escrow Agent is not liable for any damages arising from any failure to detect an error.

2(f)	When instructed to credit or pay a party by both name and a unique numeric or alphanumeric identifier (e.g., ABA number or account number), the Escrow Agent, and any other banks participating in the funds transfer, may rely solely on the numerical identifier, even if it identifies a party different than the party named. The Issuer agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Escrow Agent hereunder.

2(g)	The Escrow Agent shall not be obliged to make any payment requested in an Escrow Redemption Notice or Release Request if it is unable to validate the authenticity of the request by the security procedures set forth in this Section 2. The Escrow Agent’s inability to confirm a payment order may result in a delay or failure to act on that payment order. Notwithstanding anything else in the Escrow Agreement, the Escrow Agent shall not be required to treat a payment order as having been received until the Escrow Agent has authenticated it pursuant to the security procedures in this Section 2 and shall not be liable or responsible for any losses or liability arising in connection with such delay or failure to act.

Sch. I-2

SCHEDULE I
Part A

Part A

Name, Title, Telephone Number, Email Address and Specimen Signature
for Person(s) designated to provide direction, including funds transfer instructions, and to otherwise act on behalf of the Issuer

Name	Title	Telephone Number	Email Address	Specimen Signature
Steven Kanner	Vice President, Investor Relations & Treasury	[*]	[*]
Kjelti Kellough	Senior Vice President, General Counsel & Corporate Secretary	[*]	[*]
Jennifer Leyden	Chief Financial Officer	[*]	[*]

Sch. I-A-1

SCHEDULE I

Part B

Part B

Name, Title, Telephone Number and Email Address for
Person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	Email Address
Steven Kanner	Vice President, Investor Relations & Treasury	[*]	[*]
Kjelti Kellough	Senior Vice President, General Counsel & Corporate Secretary	[*]	[*]
Jennifer Leyden	Chief Financial Officer	[*]	[*]

Sch. I-B-1

SCHEDULE I
Part C

Part C

Personal Information of Authorized Persons

Name, Country of Citizenship and Country of Residence

Name	Country of Citizenship	Country of Residence
Steven Kanner	United States of America	United States of America
Kjelti Kellough	United States of America	United States of America
Jennifer Leyden	United States of America	United States of America

Additional Email Addresses:

The following additional email addresses may also be used by the Escrow Agent to verify the email address used to send any Escrow Redemption Notice or Release Request to the Escrow Agent:

Email 1: [  ]

Sch. I-C-1

COMPLETE BELOW TO UPDATE SCHEDULE I

The Issuer may amend this Schedule I by signing and delivering to the Escrow Agent such amended Schedule I. Any amendment to Schedule I shall be effective once signed by the Issuer and the Escrow Agent and shall entirely supersede and replace any prior Schedule I to the Escrow Agreement.

[ ]

By:
Name:
Title:
Date:

ACKNOWLEDGED:

U.S. Bank National Association
(as Escrow Agent)

By:
Name:
Title:
Date:

Internal Use Only:

☐	Updated details of Authorized Persons completed in full

☐	Signed by a representative of Issuer per relevant board resolutions/certificate of incumbency on file (if relevant).

☐	Call-back performed to Issuer to confirm authenticity of updated Schedule I:

Person Called:

Date of Call:

Time of Call:

Telephone number used for call-back: (must be a No. already on file for Issuer)

Reviewed by (name):

Signature:

Date: